SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                          COASTAL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

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     [_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                          -----------------------------
                          COASTAL FINANCIAL CORPORATION
                          -----------------------------




                                DECEMBER 20, 2002



Dear Shareholder:

     You are cordially invited to attend the annual meeting of Shareholders of Coastal Financial Corporation. The meeting will be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel), 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Tuesday January 28, 2003 at 2:00 p.m., Eastern Standard Time.

     The notice of Annual Meeting and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and Officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent auditors, will be present to respond to appropriate questions of Shareholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

          We look forward to seeing you at the meeting.


                                   Sincerely,


                                   /s/ Michael C. Gerald
                                   -----------------------
                                   Michael C. Gerald
                                   President and
                                   Chief Executive Officer

                          COASTAL FINANCIAL CORPORATION
                                 2619 OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577
                                 (843) 205-2000


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------


     The annual meeting of shareholders of Coastal Financial Corporation ("Corporation") will be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel), 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina on Tuesday, January 28, 2003, at 2:00 p.m., Eastern Standard Time, for the following purposes:

          1. To elect three directors of the Corporation;

          2. To transact any other business that may properly come before the meeting.

          NOTE: The Board of Directors is not aware of any other business to come before the meeting.

          Shareholders of record at the close of business on November 29, 2002 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

          Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Susan J. Cooke
                                              ------------------
                                              Susan J. Cooke
                                              Secretary


Myrtle Beach, South Carolina
December 20, 2002


IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                                 PROXY STATEMENT
                                       OF
                          COASTAL FINANCIAL CORPORATION

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                January 28, 2003
--------------------------------------------------------------------------------


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation ("Coastal Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation. The Corporation is the holding company for Coastal Federal Bank. The annual meeting will be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel), 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Tuesday January 28, 2003 at 2:00 p.m., Eastern Standard Time. This Proxy Statement and the enclosed proxy card are being first mailed on or about December 20, 2002 to Shareholders of record.

--------------------------------------------------------------------------------
                           VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------

Who Can Vote at the Meeting

     You are entitled to vote your Coastal Financial Corporation common stock if the records of the Corporation showed that you held your shares as of the close of business on November 29, 2002. As of the close of business on that date, a total of 10,606,948 shares of Coastal Financial Corporation common stock were outstanding. Each share of common stock has one vote. As provided in the Corporation's Articles of Incorporation, record holders of the Corporation's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Meeting

     If you are a beneficial owner of Coastal Financial common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Coastal Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee which holds your shares.

Vote Required

     The Annual Meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting, constituting a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

Voting by Proxy

     This Proxy Statement is being sent to you by the Board of Directors of Coastal Financial for the purpose of requesting that you allow your shares of Coastal Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Coastal Financial common stock represented at the meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Corporation's Board of Directors.

     If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the Annual Meeting is postponed or adjourned, your Coastal Financial common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Corporation does not know of any other matters to be presented at the meeting.

     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Corporation in writing before your shares have been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

     If your Coastal Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement for further information regarding telephone and Internet voting. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.





--------------------------------------------------------------------------------
                                 STOCK OWNERSHIP

--------------------------------------------------------------------------------

     The following table provides information, as of November 29, 2002, about the shares of Coastal Financial Corporation common stock that may be considered to be beneficially owned by each person known to the Corporation to beneficially own more than 5% of its outstanding common stock, each named executive officer, each director or nominee for director of the Corporation and by all directors and executive officers of the Corporation as a group as of November 29, 2002. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown. A person may be considered to beneficially own any share of common stock over which he or she has, directly or indirectly, sole or share voting or investing power.


                                                                       Number of Shares
                                               Number of             That May Be Acquired              Percent of
                                             Shares Owned              Within 60 Days By              Common Stock
                                        (Excluding Options) (1)       Exercising Options             Outstanding (2)
                                        ------------------           --------------------            -------------
Named Executive Officers (3)

Michael C. Gerald, President, Chief              89,794                     158,979                       2.31
   Executive Officer and Director

Jimmy R. Graham, Executive Vice
   President                                     90,354                     104,616                       1.82

Jerry L. Rexroad, Executive Vice
   President and Chief Financial                 25,248 (4)                 127,769                       1.42
   Officer

Steven J. Sherry, Executive Vice
   President                                      2,995                     20,193                        0.22

Phillip G. Stalvey, Executive Vice
   President                                     59,985                     92,912                        1.43


Directors of the Corporation
(Excluding Named Executive Officers)




James C. Benton                                 53,075 (5)                     0                          0.50

G. David Bishop                                 444,142 (6)                    0                          4.19

James T. Clemmons                               241,945 (7)                  8,645                        2.36

James P. Creel                                  570,053 (8)                 21,911                        5.57

James H. Dusenbury                               30,397 (9)                 14,599                        0.43

Frank A. Thompson, II                             9,595 (10)                 6,765                        0.16


All Executive Officers and
Directors as a Group (11 persons)                1,617,583                  556,389                       19.48



_____________________

(1) Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Corporation's Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from November 29, 2002. The table includes certain shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess voting and/or investment power.
(2) Based on 10,606,948 shares of Common Stock of the Corporation outstanding and entitled to vote at the Meeting, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(3) Under SEC regulation, the term "named executive officer" is defined to include the chief executive officer regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000.
(4) Includes 158 shares owned jointly by Jerry L. Rexroad & Robin E. Rexroad; 22,327 shares owned by Robin E. Rexroad; 2,763 shares in the Coastal Financial Corporation's 401-K Plan for Jerry L. Rexroad.
(5) Includes 53,039 shares owned by Mr. Benton; 36 shares owned by Emma Ann Lawton Benton. Does not include any shares owned by RCEE, Inc. of which Mr. Benton is no longer President or has any beneficial ownership of these shares of stock.
(6)  Includes 28,458 shares owned by G. David Bishop; 167,949 shares owned by G.
     J. Bishop Trust, G. David Bishop, Trustee; 77,964 shares owned by Mary Ann Bishop; 169,771 shares owned by Bishop Investment Company.
(7) Includes 150,757 shares owned by J. T. Clemmons; 88,242 shares owned by Helen W. Clemmons; 2,730 shares owned by J. T. Clemmons - IRA; 216 shares owned by Helen W. Clemmons - IRA.
(8) Includes 426,982 shares owned by Creel Outdoor Advertising, Inc.; 97,536 shares owned by Creel Outdoor Advertising, Inc. Profit Sharing Plan; 22,535 shares owned by Carolyn W. Creel; 678 shares owned by Carolyn W. Creel & James P. Creel, Jr.; 678 shares owned by Carolyn W. Creel & C. Alicia Creel; 5,046 shares owned by Carolyn W. Creel, James P. Creel, Jr. & Alicia Creel Bame; 7,712 shares owned by James P. Creel; 499 shares owned by Alicia Creel Bame & Carolyn W. Creel; 8,387 shares owned by Sun Graphics, Inc., Carolyn W. Creel, President.
(9) Includes 148 shares owned by James H. Dusenbury; 30,249 shares owned by James H. Dusenbury - IRA
(10) Includes 1,608 shares owned by Frank A. Thompson, II; 5,550 shares owned by Frank A. Thompson, II - SEP; 1,012 shares owned by Frank A. Thompson II - IRA; 1,425 shares owned by Sharon Thompson - IRA.

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     The Corporation's Board of Directors consists of seven members. Six of them are independent directors and one is a member of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees are G. David Bishop, James T. Clemmons and Frank A. Thompson, II, each of whom are currently directors of the Corporation and Coastal Federal Bank.


     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote "FOR" the election of all of the nominees.

     Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each individual's biography is as of September 30, 2002. The indicated period for service as a director includes service as a director of Coastal Federal Bank.

Nominees for Election as Directors

          The directors standing for election are:

          G. David Bishop. Mr. Bishop is President of Waccamaw Community Foundation. Age 49. Director since 1991.

          James T. Clemmons. Mr. Clemmons is the retired President of Coastal Federal Bank. Age 64. Director since 1979.

          Frank A. Thompson, II. Mr. Thompson is the President of Peoples Underwriters, Inc. Age 45. Director since 1999.

Directors Continuing in Office

          The following directors have terms ending in 2004.

          Michael C. Gerald. Mr. Gerald is the President and Chief Executive Officer of the Corporation and Coastal Federal Bank. Age 53. Director since 1986.

          James H. Dusenbury. Mr. Dusenbury is retired attorney/Dusenbury and Clarkson Law Firm. He has been associated with the Bank since 1965 serving in the capacity of general counsel and Advisory Director. Age
          67. Director since 1996.

          The following directors have terms ending in 2005.

          James C. Benton. Mr. Benton is President of C. L. Benton & Sons, Inc. Age 69. Director since 1979.

          James P. Creel. Mr. Creel is President of Creel Corporation. Age 63. Director since 1990.

Meetings and Committees of the Board of Directors

     The Boards of Directors of the Corporation and Coastal Federal Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 2002, the Board of Directors of the Corporation held nine (9) meetings and the Board of Directors of Coastal Federal Bank held twenty-seven (27) meetings. No director of the Corporation or Coastal Federal Bank attended fewer than 75% of the total meetings of the Boards and committees on which such Board member served during this period.

     The Executive Committee of the Board of Directors, consisting of Directors Benton, Clemmons, Creel and Gerald, meets as necessary between meetings of the full Board of Directors. The Executive Committee met one time during the fiscal year ended September 30, 2002.

     The Board of Directors of the Company has an Audit Committee, consisting of Directors Benton, Bishop, Clemmons, Creel, Dusenbury and Thompson, which is responsible for developing and monitoring the Company's audit program. The Audit Committee selects the Corporation's outside auditors and meets with them to discuss the results of the annual audit and any related matters. The Audit Committee also receives and reviews the reports and findings and other information presented to them by Coastal Federal Savings Bank's officers regarding financial reporting policies and practices. The Audit Committee met four (4) times during the fiscal year ended September 30, 2002.

     The Compensation and Benefits Committee,  consisting of James C. Benton, J.
T. Clemmons and James P. Creel, is responsible for all matters regarding the Corporation's and the Bank's employee compensation and benefit programs. This committee met one time during the year ended September 30, 2002.

     The Board of Directors of the Corporation acts as a nominating committee for selecting the nominees for election as directors. The Board of Directors met once in its capacity as the nominating committee during the year ended September 30, 2002. The Corporation's Bylaws provide for Shareholder nomination of directors. See "Stockholder Proposals and Nominations".


Directors' Compensation

     Members of the Board of Directors of Coastal Federal receive a fee of $12,000 annually, except for the Chairman of the Board, who receives $19,500 annually. Members of the Board of Directors of Coastal Financial receive $2,500 annually. Honorary Directors of Coastal Financial Corporation receive $1,000 annually. Directors who are members of the Bank's Executive Committee, which meets on an as-needed basis, are not compensated additionally. Non-Associate directors who are members of the Bank's Loan Committee receive $50 per committee meeting.

     2000 Stock  Option  Plan.  At the 2000 Annual  Meeting,  the  Corporation's
     ------------------------
Shareholders approved the 2000 Stock Option Plan. All Directors participate in the 2000 Stock Option Plan. On January 30, 2002, each Director received stock options to purchase 3,000 shares of the Corporation's common stock at an exercise price of $9.40 per share, the market value of common stock on that date. The shares are fully vested after one year.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

Summary Compensation Table

     The following information is furnished for the Chief Executive Officer and the four other most highly compensated executive officers.

================================================================================
                              SUMMARY COMPENSATION TABLE (1)
--------------------------------------------------------------------------------


                                         Annual Compensation
--------------------------------------------------------------------------------
                                                                 -------------------------------------
                                                                   Long-Term
                                                                  Compensation
                                                                 -------------------------------------
                                                                 -------------------------------------
                                                                     Awards
                                                                 -------------------------------------
------------------------------------------------------------------------------------------------------
                                                                   Securities
                    Year      Salary      Bonus    Other Annual    Underlying         All Other
      Name and                ($)(1)      ($)(2)   Compensation     Options         Compensation
     Principal                                        ($)(3)                           ($)(4)
      Position
------------------------------------------------------------------------------------------------------
 Michael C. Gerald,  2002      225,000    204,915     19,250         18,326                  11,000
 President, Chief    2001      212,000    141,366     18,950         21,105                   5,466
Executive Officer    2000      200,000    145,500     18,700         21,267                  29,435
    & Director

  Jimmy R. Graham,   2002      130,000    116,217        -0-         12,500                  10,834
   Executive Vice    2001      122,430     78,862        -0-         16,027                   6,369
     President       2000      115,500     82,740        100         16,023                   9,411

 Jerry L. Rexroad,   2002      175,000    148,917      4,750         12,500                  10,620
   Executive Vice    2001      166,920    102,887      4,700         16,027                   6,799
 President & Chief   2000      156,000    106,230      4,950         16,023                   9,407
 Financial Officer

 Steven J. Sherry,   2002      139,000    122,757        -0-         12,500                   8,915
   Executive Vice    2001      133,350     84,759        -0-         16,027                   4,425
     President       2000      127,000     86,660        -0-         16,023                   5,884

Phillip G. Stalvey,  2002      162,500    139,833      1,450         12,500                  10,911
   Executive Vice     2001     151,200    94,398       1,600         16,027                   6,679
     President        2000     140,000    96,950       1,600         16,023                   9,387


======================================================================================================

______________

          (1) All compensation, including fringe benefits, are paid by the Bank.
          (2) Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.
          (3) Reflects directors' fees received during the fiscal year for service on the Board of Directors of the Corporation and/or its Subsidiaries. Does not include perquisites which did not exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus.
          (4) Includes employer contributions to the 401K Profit Sharing Plan & Trust of Coastal Financial Corporation.

Option Grants Table

The following table sets forth the qualified stock options granted under the 2000 Stock Option and Incentive Plan to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2002. Also listed are the hypothetical gains or "options spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.


================================================================================
                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                                                                     Potential Realizable Value
                                                                                       at Assumed Annual Rates
                         Number of     Percentage of                                 of Stock Price Appreciation
                         Securities        Total                                         For Option Term (1)
                         Underlying       Options
                          Options       Granted to     Exercise or
                                                                                    ------------------------------
                          Granted       Associates     Base Price
                                         In Fiscal      Per Share     Expiration
        Name                (#)            Year          ($/Sh)          Date          5% ($)         10% ($)

------------------------------------------------------------------------------------------------------------------
Michael C. Gerald          15,326          7.55%           9.10          2011         227,176         361,740
                            3,000          1.48%           9.40          2012          45,935          73,143

Jimmy R. Graham            12,500          6.16%           9.10          2011         185,287         295,038

Jerry L. Rexroad           12,500          6.16%           9.10          2011         185,287         295,038

Phillip G. Stalvey         12,500          6.16%           9.10          2011         185,287         295,038

Steven J. Sherry           12,500          6.16%           9.10          2011         185,287         295,038


==================================================================================================================


(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of Coastal Financial's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise And Fiscal Year End Option Value Table

The following table shows stock option exercises by the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 2002. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of September 30, 2002. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of Coastal Financial Corporation Common Stock.



===============================================================================================
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------
                                                                                Dollar Value of
                                                             Number of             Unexercised
                                                            Unexercised           In-the-Money
                           Number of                        Options at             Options at
                            Shares                            FY-End                 FY-End
                            Acquired        Dollar
                              on            Value           Exercisable/          Exercisable/
      Name                  Exercise       Realized        Unexercisable         Unexercisable
-----------------------------------------------------------------------------------------------
Michael C. Gerald           24,000        $129,405        130,833/42,079        796,272/179,902

Jimmy R. Graham                -0-             -0-        87,833/46,794         553,695/245,255

Jerry L. Rexroad            17,500        $151,051        110,062/48,642        765,851/251,076

Phillip G. Stalvey             -0-             -0-        80,255/48,642         463,152/251,077

Steven J. Sherry             4,205        $ 17,254        15,803/37,535         32,575/208,964

===============================================================================================


Employment Agreement

     Coastal Federal entered into an employment agreement with Mr. Gerald upon the completion of the Bank's conversion from mutual to stock form. Effective September 30, 2002 such employment agreement has a term of three years and provides for an annual base salary of $236,250 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Gerald and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Gerald during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Rexroad effective March 21, 1995. Effective September 30, 2002 such employment agreement has a term of three years and provides for an annual base salary of $185,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Rexroad and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Rexroad during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Stalvey effective October 21, 1997. Effective September 30, 2002, such employment agreement has a term of three years and provides for an annual base salary of $172,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Stalvey and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Stalvey during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Graham effective October 27, 1998. Effective September 30, 2002, such employment agreement has a term of one year and provides for an annual base salary of $136,500. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Graham and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Graham during the five years immediately preceding the change in control.

     Coastal Federal entered into an employment agreement with Mr. Sherry effective October 27, 1998. Such employment agreement has a term of one year and provides for an annual base salary of $145,000. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Sherry and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Sherry during the five years immediately preceding the change in control.

     The term "control" is defined in the agreement described above as, among other things, any time during the period of employment when a change of control is deemed to have occurred under regulations of the Office of Thrift Supervision ("OTS") or a change in the composition of more than a majority of the Board of Directors of the Corporation.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Benefits Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation and Benefits Committee. The Compensation and Benefits Committee of the Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Coastal Federal Bank. The Committee is also responsible for evaluating the performance of the Chief
Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of executive officers of the Corporation and recommends individual compensation levels to the Compensation and Benefits Committee.

     The Compensation and Benefits Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and Shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified executives; 2) motivation of executives that is related to the performance of the individual and the Corporation; 3) current and long-term performance; and 4) a financial interest in the success of the Corporation similar to the interest of its Shareholders.

     The Corporation's current compensation plan involves a combination of salary and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of the executive officers are designed to be competitive within the financial services industry. Compensation surveys are utilized to determine appropriate salary adjustments. A 401(k) plan, in which all executive officers and Associates of Coastal Financial may participate, has been designed to align their interests with those of the
Shareholders of the Corporation. Matching contributions to the 401(k) plan are paid based upon the attainment of established levels of Return on Average Shareholders' Equity ("Return on Equity"). The Corporation's Executive Bonus Plan provides for the payment of a bonus on a graduated scale if the Corporation's consolidated Return on Average Equity, excluding accumulated unrealized gains or losses on the securities portfolio, equals or exceeds 13.5%. Non-recurring items and non-operational items, such as gain (losses) on investments securities and early prepayment penalties on FHLB advances, as determined by the Corporation's Board of Directors, are excluded from net income. The Corporation's Return on Equity in fiscal 2002 was 16.92%. This compares to a Return on Equity in fiscal 2001 of 17.75%. The Executive Bonus Plan escalates upon the attainment of higher levels of Return on Equity. Stock options are the Corporation's primary long-term compensation program designed to reward executive performance consistent with performance that benefits Shareholders. Awards of stock options are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Corporation by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Corporation. Options issued to executives are at a price equal to the closing price of the Corporation's stock on the date of grant in order to ensure that any value derived from the grant is realized by Shareholders generally. The amount of options granted to an Executive Officer is based upon the Corporation's performance, the officer's performance and relative responsibilities within the Corporation. Options generally vest over a period of five years.

     During the fiscal year ended September 30, 2002, the base compensation of Michael C. Gerald, President and Chief Executive Officer of the Corporation was $225,000. For fiscal 2002 Mr. Gerald's base compensation was increased to $236,250.

     Based upon the factors discussed above, the Compensation and Benefits Committee continues to believe that Mr. Gerald's compensation package as Chief Executive Officer and President of the Corporation appropriately reflects the Company's short term and long term performance goals.

The Compensation and                  James C. Benton         J. T. Clemmons
--------------------
Benefits Committee                    James P. Creel
------------------

     Compensation Committee Interlocks and Insider Participation. There are no interlocks or insider participation with respect to the Compensation and Benefits Committee of the Board of Directors of the Corporation.

Performance Graph. The following graph compares the Corporation's cumulative Shareholder return on its Common Stock with the return on the Nasdaq Composite Index and a peer group, the Nasdaq Bank Index. All cumulative returns assume the investment of $100.00 in each of the Corporation's Shares, the Nasdaq Bank Index and the Nasdaq Composite Index on September 30, 1996.





                [GRAPHIC PERFORMANCE GRAPH PLOTTED POINTS BELOW]


PERFORMANCE COMPARISON DATA
FIVE YEARS ENDED 09/30/2002


                                    9/30/1997   9/30/1998  9/30/1999   9/30/2000   9/30/2001   9/30/2002
---------------------------------------------------------------------------------------------------------
Corporation                          100.00       99.25      81.84       52.40      100.09      137.72
NASDAQ Bank Index                    100.00       92.26     100.29      106.39      117.18      123.01
NASDAQ Composite Index               100.00      101.58     165.72      220.06       89.95       70.86






--------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

--------------------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Corporation with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representation provided to the Corporation from the individuals required to file the reports, the Corporation believes that each of the Corporation's executive officers and directors has complied with applicable reporting requirements for transactions in Coastal Financial Corporation common stock during the fiscal year ended September 30, 2002.

--------------------------------------------------------------------------------

                          TRANSACTIONS WITH MANAGEMENT

--------------------------------------------------------------------------------

Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Coastal Federal Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

--------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

--------------------------------------------------------------------------------

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of Coastal Financial's independent auditors, accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which was attached as an appendix to the Corporation's 2000 Proxy Statement.

The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussion, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Coastal Financial's Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.


         Members of the Audit Committee:

         James C. Benton
         G. David Bishop
         J.T. Clemmons
         James P. Creel
         James H. Dusenbury - Chairman
         Frank A. Thompson II

--------------------------------------------------------------------------------

                            AUDITING AND RELATED FEES

--------------------------------------------------------------------------------

Independent Auditors. KPMG LLP was the Corporation's independent auditor for the year 2002 fiscal year. The Board of Directors has appointed KPMG LLP to be the Corporation's independent auditor for the 2003 fiscal year. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Audit Fees. For fiscal year 2002, KPMG LLP billed the Corporation an aggregate of $79,000 for professional services rendered for the audit of the Corporation's annual financial statements for the year ended September 30, 2002 and reviews of the financial statements included in the Corporation's Forms 10-Q for that year.

Financial Information Systems Design and Implementation Fees. For fiscal year 2002, there were no fees paid to KPMG LLP for such services.

All Other Fees. For fiscal year 2002, KPMG LLP billed the Corporation an aggregate of $37,300 for preparation of tax returns, tax consulting and fees for FDICIA attestation report.

     The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

--------------------------------------------------------------------------------

                                  MISCELLANEOUS

--------------------------------------------------------------------------------

     The Corporation will pay the cost of this proxy solicitation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Coastal Financial Corporation common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

     The Company's Annual Report to Shareholders has been mailed to shareholders of record as of the close of business on November 29, 2002. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Corporation. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

     A copy of the Corporation's Form 10-K, without exhibits, for the fiscal year ended September 30, 2002, as filed with the Securities and Exchange Commission, will be furnished without charge to Shareholders of record as of the close of business on November 29, 2002 upon written request to Corporate Secretary, Coastal Financial Corporation, Myrtle Beach, South Carolina.

--------------------------------------------------------------------------------

                      SHAREHOLDER PROPOSALS AND NOMINATIONS

--------------------------------------------------------------------------------

     Proposals that Shareholders seek to have included in the proxy statement for the Corporation's next annual meeting must be received by the Corporation no later than August 22, 2003. Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

     The Company's Bylaws provide that in order for a Shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 40 days' notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to Shareholders. A copy of the Bylaws may be obtained from the Corporation.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Susan J. Cooke
                                            ------------------
                                            Susan J. Cooke
                                            Secretary




     Myrtle Beach, South Carolina
     December 20, 2002

                                REVOCABLE PROXY
                         COASTAL FINANCIAL CORPORATION

PLEASE MARK VOTES
AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 28, 2003

     The undersigned hereby appoints the official proxy committee, consisting of all of the members of the Board of Directors of Coastal Financial Corporation, Myrtle Beach, South Carolina, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Coastal Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Ocean Reef Resort (the former Myrtle Beach Martinique Resort Hotel) 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Tuesday, January 28, 2003, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof, as indicated to the right:

Please be sure to sign below and
date this Proxy in the box provided.

         Date

Shareholder sign above

Co-holder (if any) sign above



1. The election as directors of all nominees listed (except as marked to the contrary below): For a Three Year Term: G. David Bishop, James T. Clemmons Frank A. Thompson II

                                                       With-    For All
                                              For      hold     Except
                                              [_]       [_]        [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. In their discretion, such other matters that may properly come before the Meeting or any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

     THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2003 ANNUAL MEETING.



Detach above card, sign, date and mail in postage paid envelope provided.

                         COASTAL FINANCIAL CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
     The above signed acknowledges receipt from the Corporation prior to the execution of this proxy, of a notice of the Meeting, a proxy statement dated December 20, 2002 and the 2002 Annual Report to Shareholders. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.